UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12340	03-0339228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of principal executive offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2010, Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company”), entered into the Credit Agreement (the “Credit Agreement”), dated as of December 17, 2010, by and among the Company, as borrower, Bank of America, N.A., as administrative agent, U.S. swing line lender and U.S. L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint book managers, SunTrust Bank, as syndication agent, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Sovereign Bank, as co-documentation agents, and the other lenders from time to time party thereto.

The Credit Agreement provides for $1,450,000,000 in senior credit facilities, consisting of the following: (a) a term loan A facility in an aggregate amount of $250,000,000 (the “Term Loan A Facility”), (b) a term loan B facility in an aggregate amount of $550,000,000 (the “Term Loan B”), (c) a U.S. revolving credit facility in an aggregate amount of $450,000,000 (the “U.S. Revolver”) and (d) an alternative currency revolving credit facility in an aggregate amount of $200,000,000 (the “Alternative Currency Revolver”, and together with the Term Loan A, the Term Loan B and the U.S. Revolver, the “Senior Credit Facilities”).

The Credit Agreement also permits the Company to request additional tranches of term loans or increases to the U.S. Revolver in an aggregate amount not to exceed $150,000,000 (the “Incremental Credit Facility”). Availability of such additional tranches of term loans or increases to the U.S. Revolver is subject to the absence of any default, pro forma compliance with financial covenants and, among other things, the receipt of commitments by existing or additional financial institutions.

Borrowings under the Senior Credit Facilities have been made as follows:

•

The Term Loan A was drawn in full on December 17, 2010, and will be amortized quarterly at the rate of 2.5% per annum for the first two years following drawdown, 5% per annum for the third year following drawdown, 7.5% per annum for the fourth year following drawdown and 10% per annum for the fifth year following drawdown, with the balance due at maturity. The Term Loan A will mature on December 17, 2015, unless earlier prepaid.

•

The Term Loan B also was drawn in full on December 17, 2010, and will be amortized quarterly at the rate of 1% per annum, with the balance due at maturity. The Term Loan B will mature on December 17, 2016, unless earlier prepaid.

•

The U.S. Revolver was partially drawn in an aggregate amount of $360,000,000 on December 17, 2010. The U.S. Revolver will mature on December 17, 2015, unless such revolving commitments are earlier terminated and all outstanding amounts thereunder are prepaid.

Borrowings under the Senior Credit Facilities bear interest at a rate equal to an applicable margin plus, at the Company’s option, either (a) at a eurodollar rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing, adjusted for certain costs, or (b) a base rate determined by reference to the highest of (1) the federal funds rate plus 0.50%, (2) the prime rate announced by Bank of America, N.A. from time to time and (3) the eurodollar rate plus 1.00%. Initially, the applicable margin with respect to the Term Loan A, the U.S. Revolver and the Alternative Currency Revolver is a percentage per annum equal to 2.5% for base rate loans and 3.5% for eurodollar rate loans. Beginning with the delivery date of financial statements for the first full fiscal quarter completed after the closing of the Senior Credit Facilities, the applicable margin with respect to the Term Loan A, the U.S. Revolver and the Alternative Currency Revolver will be subject to adjustments based upon the Company’s leverage ratio. The applicable margin with respect to the Term Loan B is a percentage per annum equal to 3.0% for base rate loans and 4.0% for eurodollar rate loans. Overdue amounts bear interest at a rate per annum equal to the then applicable interest rate plus 2.00% per annum.

Under the Senior Credit Facilities, the Company is required to pay a quarterly commitment fee on the unused portion of the U.S. Revolver and the Alternative Currency Revolver equal to 0.500%, which percentage is subject to reduction based on the Company’s consolidated leverage ratio, of the dollar amount of such unused portion, unless the Company elects to reduce the aggregate commitment under the U.S. Revolver and the Alternative Currency Revolver at the Company’s option without penalty or premium.

Under the Senior Credit Facilities, the Company also is required to prepay outstanding term loans, subject to certain exceptions, with (a) 100% of the net proceeds of any debt issued by the Company or its subsidiaries (with exceptions for certain debt permitted to be incurred under the Senior Credit Facilities), (b) commencing with the fiscal year ending September 24, 2011, 50% (which percentage will be reduced to 25% and 0% if the Company’s consolidated leverage ratio is less than or equal to a specified ratio) of the Company’s Excess Cash Flow (as defined in the Senior Credit Facilities), (c) 50% of the net proceeds of any equity issuances by the Company or its subsidiaries (with exceptions for issuances to certain equity investors or to the Company or a Guarantor under the Senior Credit Facilities) and (d) 100% of the proceeds of certain non-ordinary course asset sales or other dispositions (including casualty events), subject to reinvestment rights and certain other exceptions. The Company may voluntarily prepay outstanding loans under the Senior Secured Facilities at any time without premium or penalty other than reimbursement for any funding losses, other than lost profits, and any redeployment costs that the lenders incur due to optional prepayments of Eurodollar advances prior to the end of the applicable interest periods.

All obligations under the Senior Credit Facilities are unconditionally guaranteed, jointly and severally, by all of the Company’s existing domestic wholly-owned material subsidiaries (the “Subsidiary Guarantors”), and are required to be guaranteed by certain of the Company’s future domestic wholly-owned material subsidiaries. All obligations under the Senior Credit Facilities, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of the Company and the Subsidiary Guarantors, including:

•

a first-priority pledge of certain of the capital stock or equity interests held by the Company or any Subsidiary Guarantor (which pledge, in the case of the stock of any foreign subsidiary, and the equity interests of certain domestic subsidiaries that hold capital stock of foreign subsidiaries and are disregarded entities for U.S. federal income tax purposes, is limited to 65% of the voting stock or equity interests); and

•	a first-priority security interest in and mortgages on, substantially all other tangible and intangible assets of the Company and each Subsidiary Guarantor.

The Credit Agreement requires the Company to comply, on a quarterly basis, with a consolidated interest coverage ratio and a consolidated leverage ratio. The Credit Agreement also requires the Company to enter into interest rate swap arrangements to hedge against interest rate exposure. In addition, the Credit Agreement includes a number of covenants that, among other things, and subject to certain exceptions, restrict the Company’s ability to (a) incur additional indebtedness, (b) pay dividends or make distributions on the Company’s capital stock, or redeem, repurchase or retire the Company’s capital stock or other indebtedness, (c) make investments, loans, advances and acquisitions, (d) create restrictions on the payment of dividends or other amounts to the Company from its subsidiaries, (e) engage in transactions with the Company’s affiliates, (f) sell assets, (g) consolidate or merge and (h) create liens on the Company’s assets. The Credit Agreement also contains events of default that include, among others, failure to make payments when due, violation of certain covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events and cross defaults to certain other agreements. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Credit Agreement as well as an increase to the applicable interest rate.

A portion of the Senior Credit Facilities proceeds have been used towards repaying the Company’s borrowings under its former credit agreement described in Item 1.02 of this Current Report on Form 8-K. A portion of the Senior Credit Facilities proceeds also have been used towards paying the purchase price for the acquisition of LJVH Holdings Inc., a New Brunswick, Canada corporation (“Van Houtte”), described in Item 2.01 of this Current Report on Form 8-K.

Merrill Lynch, Pierce, Fenner & Smith Incorporated (BofA Merrill Lynch), together with CIBC World Markets Inc. (CIBC), also served as a financial advisor to the Company in connection with its acquisition of Van Houtte described in Item 2.01 of this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 17, 2010, the Amended and Restated Revolving Credit Agreement, dated as of December 3, 2007, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent, L/C issuer and swing line lender, Banc of America Securities, LLC, as sole lead arranger and sole book manager, the other lenders from time to time party thereto and the other agents named therein, as amended from time to time (the “Former Credit Agreement”), was terminated, and all outstanding borrowings under the Former Credit Agreement were repaid in full and cancelled.

The Former Credit Agreement was terminated in connection with, and simultaneously with, execution of the Credit Agreement.

A description of the material terms and conditions of the Former Credit Agreement is provided under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2010 and is incorporated by reference herein. A description of the new material relationship between certain parties to the Former Credit Agreement is provided under Item 1.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 17, 2010, the Company also completed its acquisition of Van Houtte (the “Acquisition”) pursuant to the terms of the previously announced Share Purchase Agreement, dated as of September 14, 2010 (the “Purchase Agreement”), by and among the Company, SSR Acquisition Corp., a New Brunswick, Canada corporation and a wholly-owned subsidiary of the Company (the “Purchaser”), LJVH S.à.r.l., a Luxembourg limited liability company, Fonds de solidarité des travailleurs du Québec (F.T.Q.), a Québec, Canada pension fund, and the individual shareholders and optionholders of Van Houtte (collectively, the “Sellers”) and LJ Coffee Agent, LLC, as sellers agent. The Purchase Agreement contains customary representations and warranties and covenants. Subject to certain limitations, each of the Company and the Purchaser on the one hand, and the Sellers on the other hand, has agreed to indemnify the other for certain breaches of representations, warranties and covenants and other specified matters.

The Company paid an aggregate cash purchase price of C$915,000,000, subject to future adjustment based on Van Houtte’s working capital, net indebtedness and pre-closing taxes as of immediately prior to the acquisition’s closing.

The Company financed the acquisition through available cash balances and through borrowings under the Credit Agreement.

The description of the Purchase Agreement in this Current Report on Form 8-K is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2010 and is incorporated by reference herein.

The Company issued a press release on December 17, 2010 announcing, among other things, the completion of the acquisition, the complete text of which press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment by no later than 71 calendar days after the date on which this Current Report on Form 8-K was due for filing.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment by no later than 71 calendar days after the date on which this Current Report on Form 8-K was due for filing.

(d) Exhibits.

No.	Description

2.1	Share Purchase Agreement, dated as of September 14, 2010, by and among Green Mountain Coffee Roasters, Inc., SSR Acquisition Corp., LJVH S.à.r.l., Fonds de solidarité des travailleurs du Québec (F.T.Q.), the individual shareholders and optionholders of LJVH Holdings Inc. and LJ Coffee Agent, LLC (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K for the fiscal year ended September 25, 2010)

99.1	Press Release dated December 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Date: December 17, 2010	By:	/S/ FRANCES G. RATHKE
	Name:	Frances G. Rathke
	Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description

2.1	Share Purchase Agreement, dated as of September 14, 2010, by and among Green Mountain Coffee Roasters, Inc., SSR Acquisition Corp., LJVH S.à.r.l., Fonds de solidarité des travailleurs du Québec (F.T.Q.), the individual shareholders and optionholders of LJVH Holdings Inc. and LJ Coffee Agent, LLC (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K for the fiscal year ended September 25, 2010)

99.1	Press Release dated December 17, 2010